Calculation of Filing Fee Tables
S-8
Energy Vault Holdings, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share	Other	34,000,000	$ 3.42	$ 116,280,000.00	0.0001381	$ 16,058.27
Total Offering Amounts:						$ 116,280,000.00		$ 16,058.27
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 16,058.27
Offering Note
[1]	The Form S-8 registration statement to which this Exhibit 107.1 is attached (the "Registration Statement") registers 34,000,000 shares of common stock, $0.0001 par value per share (the "Common Stock"), of Energy Vault Holdings, Inc., a Delaware corporation, that may be delivered with respect to awards under the Energy Vault Holdings, Inc. 2022 Equity Incentive Plan (the "Plan"), including approximately 22,000,000 shares that were automatically added to the shares reserved for issuance under the Plan pursuant to an "evergreen" provision contained in the Plan and additional shares of Common Stock that may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling, and other terms and conditions of the Plan, including shares that were previously authorized for issuance pursuant to predecessor plans that will again become available for issuance under the Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to the adjustment or anti-dilution provisions of the Plan. The proposed maximum offering price per share and proposed maximum aggregate offering price for the shares of Common Stock covered by this Registration Statement have been estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act based upon the average of the high and low prices of a share of Common Stock as reported on the New York Stock Exchange on March 23, 2026 (a date within five business days prior to the date of filing the Registration Statement), which was equal to $3.42.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources